Exhibit 99.1

News Release
For Release July 20, 2022
9:00 A.M.

Contact: (803) 951- 2265
D. Shawn Jordan, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces Second Quarter Results and Cash Dividend

Highlights for Second Quarter of 2022

•	Net income of $3.1 million.
•	Diluted EPS of $0.41 per common share for the quarter and $0.87 year-to-date through June 30, 2022.
•	Total loans increased during the second quarter by $40.5 million, an annualized growth rate of 18.6% on a linked quarter basis.
•	Pure (non-CD) deposit growth, including customer cash management accounts, of $46.2 million, an annualized growth rate of 13.4% on a linked quarter basis.
•	Investment advisory line of business revenue of $1.2 million.
•	Cash dividend of $0.13 per common share, which is the 82nd consecutive quarter of cash dividends paid to common shareholders.

Lexington, SC – July 20, 2022 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the second quarter of 2022 of $3.130 million as compared to $3.543 million in the second quarter of 2021 and $3.489 million in the first quarter of 2022. Diluted earnings per common share were $0.41 for the second quarter of 2022 as compared to $0.47 for the second quarter of 2021 and $0.46 in the first quarter of 2022. As a note, during the second quarter of 2021, the bank recognized $611 thousand in non-recurring PPP related fee income compared to $1 thousand in the second quarter of 2022.

Year-to-date through June 30, 2022, net income was $6.619 million compared to $6.798 million during the first six months of 2021. Diluted earnings per share for the first half of 2022 were $0.87, compared to $0.90 during the same time period in 2021. As a note, during the first six months of 2021, the bank recognized $1.153 million in non-recurring PPP related fee income compared to $44 thousand in the first six months of 2022.

Cash Dividend and Capital

The Board of Directors approved a cash dividend for the second quarter of 2022. The company will pay a $0.13 per share dividend to holders of the company’s common stock. This dividend is payable August 16, 2022 to shareholders of record as of August 2, 2022. First Community President and CEO Mike Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 82nd consecutive quarter.”

As previously announced, the Company’s Board of Directors has approved a share repurchase plan that provides for the repurchase of up to 375,000 shares of its common stock, which represents approximately 5% of the Company’s 7,566,633 shares outstanding as of June 30, 2022. Under the repurchase plan, the Company may repurchase shares from time to time. No shares have been repurchased under this plan.

Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At June 30, 2022, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 8.34%, 13.47%, and 14.57%, respectively. This compares to the same ratios as of June 30, 2021 of 8.48%, 13.52%, and 14.66%, respectively. As of June 30, 2022, the bank’s Common Equity Tier I ratio was 13.47% compared to 13.52% at June 30, 2021. The Company’s Tangible Common Equity to Tangible Assets ratio (TCE ratio) was 6.12% at June 30, 2022, compared to 6.71% at March 31, 2022. This is primarily due to growth in the Company’s balance sheet and an increase in the Accumulated Other Comprehensive Loss (AOCL) which has a temporary negative impact on the fair value of our investments and capital. Excluding this, the Company’s TCE ratio was 7.59% and the Tangible Book Value per share was $17.00 at June 30, 2022. During the quarter, the Company reclassified $224.6 million in investments to Held-to-Maturity (HTM) from Available-for-Sale (AFS). With the addition of other purchased investments during the second quarter, the HTM portfolio was $233.7 million at June 30, 2022. The remaining AFS portfolio has a modified duration of 2.84.

Asset Quality

The non-performing assets ratio as of June 30, 2022 was 0.58% and the total past dues ratio was 0.24%. Troubled debt restructuring (TDRs) still accruing interest were reduced to $125 thousand at June 30, 2022. Non-accrual loans increased $4.2 million during the quarter to $4.4 million at June 30, 2022, the result of one large loan relationship representing almost the entire increase amount that was moved to non-accrual status. Next steps have been taken on this well collateralized loan to move this toward a successful resolution. Net loan recoveries for the quarter were $242 thousand and year-to-date through June 30, 2022 were $261 thousand. The ratio of classified loans plus OREO now stands at 5.12% of total bank regulatory risk-based capital as of June 30, 2022.

Balance Sheet

Total loans increased during the second quarter by $40.5 million, which is an annualized growth rate of 18.6%. Commercial loan production was $80.3 million during the second quarter compared to $55.3 million in the first quarter of 2022. While there are likely some headwinds related to potential loan payoffs and paydowns, momentum going into the third quarter of the year remains strong.

Total deposits were $1.469 billion at June 30, 2022 compared to $1.431 billion at March 31, 2022. Pure deposits, which are defined as total deposits less certificates of deposits and including customer cash management accounts, increased $46.2 million, an annualized growth rate of 13.4%, to $1.421 billion at June 30, 2022 from $1.375 billion at March 31, 2022. Cost of deposits decreased on a linked quarter basis to 0.09% in the second quarter of 2022 from 0.10% in the first quarter of the year. Cost of funds also decreased on a linked quarter basis to 0.12% in the second quarter of 2022 from 0.13% in the first quarter of the year.

First Community President and CEO Mike Crapps commented, “We are extremely excited about the success in the growth of our loan portfolio during the second quarter. This is reflective of the hard work of our team and the high quality of our customers and markets. Additionally, our success in gathering low cost deposits continues to be a strength for our company. We expect this trend of declining cost of deposits and cost of funds to reverse given the current interest rate environment.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $11.051 million for the second quarter of 2022 compared to first quarter net interest income of $10.733 million and $11.092 million for the second quarter of 2021. Second quarter net interest margin, on a tax equivalent basis, was 2.93% compared to 2.91% in the first quarter of the year.

During the quarter, there were two events that negatively impacted net interest income and net interest margin. Interest income on variable rate collateralized mortgage obligations, primarily consisting of GNMA home equity conversion mortgages, declined $284 thousand to ($202) thousand during the second quarter of 2022, from $82 thousand during the first quarter of 2022.  This decline, which caused a 20 basis points reduction in the yield on investments and a seven basis points reduction in net interest margin during the second quarter of 2022, was due to an increase in prepayments, which resulted in accelerated amortization of the premium on these investments. Also during the second quarter of 2022, a $4.1 million loan was moved to non-accrual status, which resulted in a $51 thousand reversal to interest income, a two basis points reduction to the yield on loans, and a one basis point reduction to net interest margin.

Non-Interest Income

Non-interest income in the second quarter of 2022 was $3.009 million, compared to $3.374 million in the first quarter of 2022 and $3.418 million in the second quarter of 2021. Revenues in the mortgage line of business were $481 thousand in the second quarter of 2022, compared to $839 thousand in the first quarter of 2022 and $1.143 million in the second quarter of 2021. Revenue in the investment advisory line of business were $1.195 million in the second quarter of 2022, basically flat on a linked quarter and up 24.9% from $957 thousand in the second quarter of 2021. Assets under management (AUM) were $524.3 million at June 30, 2022 from $632.8 million at March 31, 2022 and $650.9 million at December 31, 2021. Mr. Crapps commented, “Revenue in the mortgage line of business has been impacted by the headwinds of rising mortgage rates and low housing inventory. To help offset this impact, during the second quarter, our bank began to market an Adjustable Rate Mortgage (ARM) loan product to provide borrowers with an alternative to fixed rate mortgage loans. As these loans are being held on our balance sheet, the result is additive to loan growth but results in less gain-on-sale fee revenue. While revenue in our financial planning and investment advisory line of business remained constant on a linked quarter, we have seen AUM affected by the stock market performance in the first six months of the year.”

Non-Interest Expense

Non-interest expense was $10.188 million in the second quarter of 2022, compared to $9.954 million in the first quarter of the year. Expenses in the Occupancy and Marketing/Public Relations were up $81 thousand and $85 thousand respectively. The increase in Occupancy expense was related to some major maintenance projects competed during the quarter. Marketing/Public Relations expense was up due to larger media schedules in the second quarter including activity in the bank’s new York County, SC market. Salaries and benefits increased $56 thousand on a linked quarter due to the full quarter impact of the new York County, SC loan production team and annual increases for exempt employees which were effective on March 1, 2022, which were partially offset by lower mortgage loan commissions and higher vacancy rates during the quarter.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

This news release and certain statements by our management may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipate”, “expects”, “intends”, “believes”, “may”, “likely”, “will”, “plans” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected including, but not limited to, due to the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, on the economies and communities we serve, which has had and may continue to have an adverse impact on our business, operations, and performance, and could continue to have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole both domestically and globally; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Total Assets	$1,684,824	$1,652,279	$1,584,508	$1,560,326	$1,514,973
Other Short-term Investments and CD’s1	76,918	68,169	47,049	55,259	52,316
Investment Securities
Investments Held-to-Maturity	233,730	—	—	—	—
Investments Available-for-Sale	337,254	577,820	564,839	513,500	468,951
Other Investments at Cost	1,929	1,879	1,785	1,760	1,718
Total Investment Securities	572,913	579,699	566,624	515,260	470,669
Loans Held for Sale	4,533	12,095	7,120	6,213	11,416
Loans
Paycheck Protection Program (PPP) Loans	250	269	1,467	9,109	47,229
Non-PPP Loans	916,082	875,528	862,235	872,411	831,089
Total Loans	916,332	875,797	863,702	881,520	878,318
Allowance for Loan Losses	11,220	11,063	11,179	11,025	10,638
Goodwill	14,637	14,637	14,637	14,637	14,637
Other Intangibles	840	879	919	959	1,011
Total Deposits	1,468,975	1,430,748	1,361,291	1,333,568	1,289,883
Securities Sold Under Agreements to Repurchase	71,800	68,060	54,216	59,821	60,487
Federal Home Loan Bank Advances	—	—	—	—	—
Junior Subordinated Debt	14,964	14,964	14,964	14,964	14,964
Shareholders’ Equity	117,592	125,380	140,998	139,113	137,927

Book Value Per Common Share	$15.54	$16.59	$18.68	$18.44	$18.29
Tangible Book Value Per Common Share	$13.50	$14.53	$16.62	$16.37	$16.22
Tangible Book Value Per Common Share excluding Accumulated Other Comprehensive Income (Loss)	$17.00	$16.52	$16.18	$15.76	$15.23
Equity to Assets	6.98%	7.59%	8.90%	8.92%	9.10%
Tangible Common Equity to Tangible Assets (TCE Ratio)	6.12%	6.71%	8.00%	8.00%	8.16%
TCE Ratio excluding Accumulated Other Comprehensive Income (Loss)	7.59%	7.56%	7.80%	7.72%	7.70%
Loan to Deposit Ratio (Includes Loans Held for Sale)	62.69%	62.06%	63.97%	66.57%	68.98%
Loan to Deposit Ratio (Excludes Loans Held for Sale)	62.38%	61.21%	63.45%	66.10%	68.09%
Allowance for Loan Losses/Loans	1.22%	1.26%	1.29%	1.25%	1.21%

Regulatory Capital Ratios (Bank):
Leverage Ratio	8.34%	8.43%	8.45%	8.56%	8.48%
Tier 1 Capital Ratio	13.47%	13.89%	13.97%	13.58%	13.52%
Total Capital Ratio	14.57%	15.03%	15.15%	14.74%	14.66%
Common Equity Tier 1 Capital Ratio	13.47%	13.89%	13.97%	13.58%	13.52%
Tier 1 Regulatory Capital	$137,910	$135,555	$132,918	$129,741	$125,732
Total Regulatory Capital	$149,130	$146,618	$144,097	$140,766	$136,370
Common Equity Tier 1 Capital	$137,910	$135,555	$132,918	$129,741	$125,732

[1] Includes federal funds sold and interest-bearing deposits

Average Balances:	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Average Total Assets	$1,643,908	$1,507,708	$1,633,146	$1,471,684
Average Loans (Includes Loans Held for Sale)	896,619	895,612	886,540	891,021
Average Investment Securities	560,417	430,865	566,092	402,261
Average Short-term Investments and CDs	72,816	77,759	70,020	78,543
Average Earning Assets	1,529,852	1,404,236	1,522,652	1,371,825
Average Deposits	1,427,975	1,285,101	1,401,540	1,246,804
Average Other Borrowings	87,084	75,434	92,272	76,842
Average Shareholders’ Equity	116,067	135,223	126,598	135,401

Asset Quality:	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Loan Risk Rating by Category (End of Period)
Special Mention	$684	$1,668	$1,626	$2,851	$3,085
Substandard	6,710	7,849	7,872	7,992	11,707
Doubtful	—	—	—	—	—
Pass	908,938	866,280	854,204	870,677	863,526
	$916,332	$875,797	$863,702	$881,520	$878,318
Nonperforming Assets
Non-accrual Loans	$4,351	$148	$250	$359	$3,986
Other Real Estate Owned and Repossessed Assets	984	1,146	1,165	1,165	1,182
Accruing Loans Past Due 90 Days or More	—	174	—	—	4,165
Total Nonperforming Assets	$5,335	$1,468	$1,415	$1,524	$9,333
Accruing Trouble Debt Restructurings	$125	$1,393	$1,444	$1,474	$1,510

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Loans Charged-off	$2	$111	$3	$127
Overdrafts Charged-off	16	10	30	19
Loan Recoveries	(244)	(24)	(264)	(32)
Overdraft Recoveries	(1)	(4)	(5)	(19)
Net Charge-offs (Recoveries)	$(227)	$93	$(236)	$95
Net Charge-offs / (Recoveries) to Average Loans[2]	(0.10)%	0.04%	(0.05)%	0.02%

[2] Annualized

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2022	2021	2022	2021	2022	2021
Interest income	$11,513	$11,664	$11,195	$11,218	$22,708	$22,882
Interest expense	462	572	462	651	924	1,223
Net interest income	11,051	11,092	10,733	10,567	21,784	21,659
Provision for (release of) loan losses	(70)	168	(125)	177	(195)	345
Net interest income after provision	11,121	10,924	10,858	10,390	21,979	21,314
Non-interest income
Deposit service charges	262	212	265	246	527	458
Mortgage banking income	481	1,143	839	990	1,320	2,133
Investment advisory fees and non-deposit commissions	1,195	957	1,198	877	2,393	1,834
Gain (loss) on sale of other assets	(45)	—	—	77	(45)	77
Other non-recurring income	5	—	4	100	9	100
Other	1,111	1,106	1,068	1,006	2,179	2,112
Total non-interest income	3,009	3,418	3,374	3,296	6,383	6,714
Non-interest expense
Salaries and employee benefits	6,175	5,948	6,119	5,964	12,294	11,912
Occupancy	786	734	705	730	1,491	1,464
Equipment	329	338	332	275	661	613
Marketing and public relations	446	313	361	396	807	709
FDIC assessment	105	146	130	169	235	315
Other real estate expenses	29	55	47	29	76	84
Amortization of intangibles	40	52	39	57	79	109
Other	2,278	2,292	2,221	1,920	4,499	4,212
Total non-interest expense	10,188	9,878	9,954	9,540	20,142	19,418
Income before taxes	3,942	4,464	4,278	4,146	8,220	8,610
Income tax expense	812	921	789	891	1,601	1,812
Net income	$3,130	$3,543	$3,489	$3,255	$6,619	$6,798

Per share data
Net income, basic	$0.42	$0.47	$0.46	$0.44	$0.88	$0.91
Net income, diluted	$0.41	$0.47	$0.46	$0.43	$0.87	$0.90

Average number of shares outstanding - basic	7,526,284	7,485,625	7,518,375	7,475,522	7,522,034	7,477,678
Average number of shares outstanding - diluted	7,607,349	7,537,179	7,594,840	7,522,568	7,605,381	7,527,829
Shares outstanding period end	7,566,633	7,539,587	7,559,760	7,524,944	7,566,633	7,539,587

Return on average assets	0.76%	0.94%	0.87%	0.92%	0.82%	0.93%
Return on average common equity	10.82%	10.51%	10.31%	9.74%	10.54%	10.12%
Return on average common tangible equity	12.48%	11.89%	11.63%	11.01%	12.02%	11.45%
Net interest margin (non taxable equivalent)	2.90%	3.17%	2.87%	3.20%	2.89%	3.18%
Net interest margin (taxable equivalent)	2.93%	3.20%	2.91%	3.23%	2.92%	3.22%
Efficiency ratio[1]	71.60%	67.50%	69.93%	69.16%	70.77%	68.31%

[1] Calculated by dividing non-interest expense by net interest income on tax equivalent basis and non interest income, excluding gain on sale of other assets and other non-recurring noninterest income.

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Three months ended June 30, 2022			Three months ended June 30, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$256	$1	1.57%	$55,599	$756	5.45%
Non-PPP loans	896,363	9,303	4.16%	840,013	8,985	4.29%
Total loans	896,619	9,304	4.16%	895,612	9,741	4.36%
Non-taxable securities	52,064	375	2.89%	54,791	387	2.83%
Taxable securities	508,353	1,674	1.32%	376,074	1,507	1.61%
Int bearing deposits in other banks	72,813	160	0.88%	76,242	29	0.15%
Fed funds sold	3	—	0.00%	1,517	—	0.00%
Total earning assets	1,529,852	11,513	3.02%	1,404,236	11,664	3.33%
Cash and due from banks	28,379			25,128
Premises and equipment	32,442			34,105
Goodwill and other intangibles	15,496			15,674
Other assets	48,950			39,235
Allowance for loan losses	(11,211)			(10,670)
Total assets	$1,643,908			$1,507,708

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$342,289	$45	0.05%	$305,393	$51	0.07%
Money market accounts	313,141	117	0.15%	267,788	109	0.16%
Savings deposits	154,687	22	0.06%	132,429	19	0.06%
Time deposits	151,549	125	0.33%	159,133	269	0.68%
Fed funds purchased	—	—	NA	2	—	0.00%
Securities sold under agreements to repurchase	72,120	22	0.12%	60,468	19	0.13%
Other short-term debt	—	—	NA	—	—	NA
Other long-term debt	14,964	131	3.51%	14,964	105	2.81%
Total interest-bearing liabilities	1,048,750	462	0.18%	940,177	572	0.24%
Demand deposits	466,309			420,358
Other liabilities	12,782			11,950
Shareholders’ equity	116,067			135,223
Total liabilities and shareholders’ equity	$1,643,908			$1,507,708

Cost of deposits, including demand deposits			0.09%			0.14%
Cost of funds, including demand deposits			0.12%			0.17%
Net interest spread			2.84%			3.09%
Net interest income/margin - excluding PPP loans		$11,050	2.90%		$10,336	3.07%
Net interest income/margin - including PPP loans		$11,051	2.90%		$11,092	3.17%
Net interest income/margin (tax equivalent) - excl. PPP loans		$11,179	2.93%		$10,459	3.11%
Net interest income/margin (tax equivalent) - incl. PPP loans		$11,180	2.93%		$11,215	3.20%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Six months ended June 30, 2022			Six months ended June 30, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$432	$46	21.47%	$55,570	$1,440	5.23%
Non-PPP loans	886,108	18,261	4.16%	835,451	17,751	4.28%
Total loans	886,540	18,307	4.16%	891,021	19,191	4.34%
Non-taxable securities	52,352	755	2.91%	55,033	776	2.84%
Taxable securities	513,740	3,453	1.36%	347,228	2,852	1.66%
Int bearing deposits in other banks	70,011	193	0.56%	77,412	63	0.16%
Fed funds sold	9	—	0.00%	1,131	—	0.00%
Total earning assets	1,522,652	22,708	3.01%	1,371,825	22,882	3.36%
Cash and due from banks	28,444			21,797
Premises and equipment	32,581			34,227
Goodwill and other intangibles	15,516			15,700
Other assets	45,171			38,683
Allowance for loan losses	(11,218)			(10,548)
Total assets	$1,633,146			$1,471,684

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$337,059	$90	0.05%	$291,511	$109	0.08%
Money market accounts	304,387	228	0.15%	261,137	250	0.19%
Savings deposits	150,039	42	0.06%	129,223	38	0.06%
Time deposits	152,213	282	0.37%	159,724	570	0.72%
Fed funds purchased	—	—	NA	—	—	NA
Securities sold under agreements to repurchase	77,308	47	0.12%	61,878	47	0.15%
Other short-term debt	—	—	NA	—	—	NA
Other long-term debt	14,964	235	3.17%	14,964	209	2.82%
Total interest-bearing liabilities	1,035,970	924	0.18%	918,437	1,223	0.27%
Demand deposits	457,842			405,209
Other liabilities	12,736			12,637
Shareholders’ equity	126,598			135,401
Total liabilities and shareholders’ equity	$1,633,146			$1,471,684

Cost of deposits, including demand deposits			0.09%			0.16%
Cost of funds, including demand deposits			0.12%			0.19%
Net interest spread			2.83%			3.09%
Net interest income/margin - excluding PPP loans		$21,738	2.88%		$20,219	3.10%
Net interest income/margin - including PPP loans		$21,784	2.89%		$21,659	3.18%
Net interest income/margin (tax equivalent) - excl. PPP loans		$21,998	2.91%		$20,450	3.13%
Net interest income/margin (tax equivalent) - incl. PPP loans		$22,044	2.92%		$21,890	3.22%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible book value per common share	2022	2022	2021	2021	2021
Tangible common equity per common share (non-GAAP)	$13.50	$14.53	$16.62	$16.37	$16.22
Effect to adjust for intangible assets	2.04	2.06	2.06	2.07	2.07
Book value per common share (GAAP)	$15.54	$16.59	$18.68	$18.44	$18.29
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	6.12%	6.71%	8.00%	8.00%	8.18%
Effect to adjust for intangible assets	0.86%	0.88%	0.90%	0.92%	0.94%
Common equity to assets (GAAP)	6.98%	7.59%	8.90%	8.92%	9.10%

Tangible book value per common share excluding accumulated other comprehensive income (loss)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Tangible common equity per common share excluding accumulated other comprehensive income (loss) (non-GAAP)	$17.00	$16.52	$16.18	$15.76	$15.23
Effect to adjust for intangible assets and accumulated other comprehensive income (loss)	(1.46)	0.07	2.50	2.68	3.06
Book value per common share (GAAP)	$15.54	$16.59	$18.68	$18.44	$18.29
Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss)
Tangible common equity to tangible assets excluding accumulated other comprehensive income (loss) (non-GAAP)	7.59%	7.56%	7.80%	7.72%	7.70%
Effect to adjust for intangible assets and accumulated other comprehensive income (loss)	(0.61)%	0.03%	1.10%	1.20%	1.40%
Common equity to assets (GAAP)	6.98%	7.59%	8.90%	8.92%	9.10%

Return on average tangible common equity	Three months ended June 30,		Three months ended March 31,		Six months ended June 30,
	2022	2021	2022	2021	2022	2021
Return on average common tangible equity (non-GAAP)	12.48%	11.89%	11.63%	11.01%	12.02%	11.45%
Effect to adjust for intangible assets	(1.66)%	(1.38)%	(1.32)%	(1.27)%	(1.48)%	(1.33)%
Return on average common equity (GAAP)	10.82%	10.51%	10.31%	9.74%	10.54%	10.12%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
Pre-tax, pre-provision earnings	2022	2022	2021	2022	2021
Pre-tax, pre-provision earnings (non-GAAP)	$3,872	$4,153	$4,632	$8,025	$8,955
Effect to adjust for pre-tax, pre-provision earnings	(742)	(664)	(1,089)	(1,406)	(2,157)
Net Income (GAAP)	$3,130	$3,489	$3,543	$6,619	$6,798

	Three months ended		Six months ended
	June 30,		June 30,
Net interest margin excluding PPP Loans	2022	2021	2022	2021
Net interest margin excluding PPP loans (non-GAAP)	2.90%	3.07%	2.88%	3.10%
Effect to adjust for PPP loans	0.00	0.10	0.01	0.08
Net interest margin (GAAP)	2.90%	3.17%	2.89%	3.18%

	Three months ended		Six months ended
	June 30,		June 30,
Net interest margin on a tax-equivalent basis excluding PPP Loans	2022	2021	2022	2021
Net interest margin on a tax-equivalent basis excluding PPP loans (non-GAAP)	2.93%	3.11%	2.91%	3.13%
Effect to adjust for PPP loans	0.00	0.09	0.01	0.09
Net interest margin on a tax equivalent basis (GAAP)	2.93%	3.20%	2.92%	3.22%

	June 30,	March 31,	Growth	Annualized Growth
Loans and loan growth	2022	2022	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$916,082	875,528	40,554	18.6%
PPP Related Credit Facilities	0	0	0	0%
Non-PPP Loans (non-GAAP)	$916,082	$875,528	$40,554	18.6%
PPP Loans	250	269	(19)	(28.3)%
Total Loans (GAAP)	$916,332	$875,797	$40,535	18.6%

	June 30,	June 30,	Growth	Annualized Growth
Loans and loan growth	2022	2021	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$916,082	829,086	86,996	10.5%
PPP Related Credit Facilities	0	2,003	(2,003)	(100.0)%
Non-PPP Loans (non-GAAP)	$916,082	$831,089	$84,993	10.2%
PPP Loans	250	47,229	(46,979)	(99.5)%
Total Loans (GAAP)	$916,332	$878,318	$38,014	4.3%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “Tangible book value per common share,” “Tangible common shareholders’ equity to tangible assets,” “Tangible book value per common share excluding accumulated other comprehensive income (loss),” “Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss),” “Return on average tangible common equity,” “Pre-tax, pre-provision earnings,” “Net interest margin excluding PPP Loans,” “Net interest margin on a tax-equivalent basis excluding PPP Loans,” “Non-PPP Loans and Related Credit Facilities,” and “Non-PPP Loans.”

•	“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.
•	“Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets.
•	“Tangible book value per common share excluding accumulated other comprehensive income (loss)” is defined as total equity reduced by recorded intangible assets and accumulated other comprehensive income (loss) divided by total common shares outstanding.

•	“Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss)” is defined as total common equity reduced by recorded intangible assets and accumulated other comprehensive income (loss) divided by total assets reduced by recorded intangible assets and other comprehensive income (loss).
•	“Return on average tangible common equity” is defined as net income on an annualized basis divided by average total equity reduced by average recorded intangible assets.
•	“Pre-tax, pre-provision earnings” is defined as net interest income plus non-interest income, reduced by non-interest expense.
•	“Net interest margin excluding PPP Loans” is defined as annualized net interest income less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Net interest margin on a tax-equivalent basis excluding PPP Loans” is defined as annualized net interest income on a tax-equivalent basis less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities” is defined as Total Loans less PPP Related Credit Facilities and PPP Loans.
•	“Non-PPP Loans” is defined as Total Loans less PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans and PPP Related Credit Facilities. “Non-PPP Loans and Related Credit Facilities – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans and Related Credit Facilities Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans and Related Credit Facilities balance.
•	“Non-PPP Loans Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans. “Non-PPP Loans – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans balance.

Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.